Execution Version

ASSET PURCHASE AGREEMENT
by and among
GREENLANE HOLDINGS, INC.,
WAREHOUSE GOODS LLC
and
SYNERGY IMPORTS LLC
Dated as of May 1, 2024

Table of Contents
Page

Exhibits
Exhibit A – Form of Bill of Sale/Assignment Agreement
Exhibit B – Form of Patent Assignment
Exhibit C – Form of Trademark Assignment
Exhibit D – Form of IP Assignment
Exhibit E – Form of Power of Attorney
Exhibit F – Form of Eyce Agreement Amendment
Exhibit G – Form of DaVinci Agreement Amendment
Exhibit H – Form of License Termination
Exhibit I – Form of Termination Agreement
Exhibit J – Distribution Agreement Term Sheet
i

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made effective as of May 1, 2024, by and among Greenlane Holdings, Inc., a Delaware corporation (“Greenlane”), Warehouse Goods LLC, a Delaware limited liability company (“Warehouse,” and sometimes together with Greenlane, the “Seller Parties”), Synergy Imports LLC, a Nevada limited liability company (“Buyer”). The Seller Parties and Buyer are collectively referred to herein as the “Parties” and individually as a “Party.”
RECITALS
WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of March 2, 2021, as amended by that certain Amendment to the Asset Purchase Agreement made as of April 7, 2022 (together, the “Eyce Agreement”), the Seller Parties previously purchased certain assets and properties from Eyce LLC, a Colorado limited liability company (“Eyce”);
WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of October 13, 2021 (the “DaVinci Agreement”), the Seller Parties previously purchased certain assets and properties from Organicix, LLC (d/b/a DaVinci Tech), a Nevada limited liability company (“DaVinci”);
WHEREAS, as part of that certain Loan Modification Agreement of even date herewith (the “Modification Agreement”) and on the terms and subject to the conditions set forth in this Agreement, Buyer desires to acquire from the Seller Parties, and the Seller Parties desire to sell to Buyer, the specified assets and properties outlined in this Agreement (the “Asset Acquisition”); and
WHEREAS, upon consummation of the Asset Acquisition, Buyer shall engage in the business of designing, manufacturing, marketing, distributing and selling pipes, bubblers, rigs, vaporizers and other smoking and vaporization related accessories and merchandise (the “Business”).
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.1Definitions.For purposes of this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.
“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means all non-public, confidential, and/or proprietary information of the Seller Parties or Buyer, as the case may be, whether or not marked, designated, or otherwise identified as “confidential,” including, any such non-public, confidential, and/or proprietary information specifically related to the Purchased Assets to be purchased by Buyer and retained by the Seller Parties pursuant to applicable audit or internal record-keeping policies and procedures. The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by the Seller Parties or Buyer, as the case may be; (ii) becomes available to the Seller Parties or Buyer on a nonconfidential basis from a source other than the Seller Parties or Buyer, provided that such source is not known to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Seller Parties or Buyer, as the case may be; or (iii) is required to be disclosed in order to comply with a court, court order, governmental, administrative or regulatory authority or process, law, rule, regulation, subpoena, deposition, interrogatories, request for production judicial process, government or regulatory request or other similar process, where the disclosing Party shall provide the other Parties with prior notice, to the extent permitted by applicable law or such compelled disclosure, of the need to make such disclosure and that the disclosing Party take commercially reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.
“Contract” shall mean any contract, license, sublicense, franchise, permit, mortgage, purchase orders, indenture, loan agreement, note, lease, sublease, agreement, obligation, commitment, understanding, instrument or other agreement or arrangement or any commitment to enter into any of the foregoing (in each case, whether written or oral).
“Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, together with the underlying works of authorship (including titles), whether registered or unregistered and whether published or unpublished, including all computer programs, computer databases, data compilations and collections, computer program flow diagrams, source code, object code and all tangible property embodying or incorporating the foregoing and (ii) all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the U.S. Copyright Office, and the right to obtain any renewals thereof.
“DaVinci Ownership Period” shall mean the period of time from the closing of the DaVinci Transaction to the Closing Date.
“Eyce Ownership Period” shall mean the period of time from the closing of the Eyce Transaction to the Closing Date.
“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Knowledge” as used in the phrase “to the Knowledge of” or phrases of similar import means (i) the actual knowledge or awareness of (A), with respect to Buyer, Charles Hoch and Cortney Smith; and (B), with respect to the Seller Parties, Craig Snyder and Lana Reeve, and (ii) the knowledge and awareness such persons would reasonably be expected to discover or become aware of in the performance of his or her duties in the Ordinary Course of Business.
“Liability” means any liability, debt, obligation, deficiency, Tax, penalty, assessment, fine, claim, cause of action or other loss, fee, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.
“Liens” means any mortgage, pledge, security interest, exclusive licenses of intellectual property rights, encumbrance, claim, Tax lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) or any agreement to file any of the foregoing, any sale of receivables with recourse against Seller or any of its Affiliates, and any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute.
“Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that is or would reasonably be expected to be materially adverse to the Purchased Assets, including, but not limited to, the merchantability, validity or value of the Purchased Assets.
“Ordinary Course of Business” means conduct in the ordinary course of business consistent with past practice and custom (including with respect to quantity and frequency).
“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Person” means any individual, partnership, limited liability company, corporation, cooperative, association, joint stock company, trust, joint venture, unincorporated organization and Governmental Authority.
“Proprietary Rights” means all rights, priorities and privileges relating to intellectual property rights (registered or unregistered), whether arising under United States, multinational or foreign laws or otherwise in: (i) the Copyrights, Patents, and Trademarks listed on Schedule 2.1(a)(i), including and all registrations, applications and renewals for any of the foregoing; (ii) the domain names, social media accounts, websites and user names listed on listed on Schedule 2.1(a)(i); (iii) trade secrets and confidential information specific to any of the foregoing; (iv) inventions (whether or not patentable and whether or not reduced to practice), discoveries, improvements, technology, ideas, formulae, plates, compositions, know-how, manufacturing and production processes and techniques, research and development information, specifications, plans, proposals, technical data and additional information specific to any of the foregoing (as long as such are not related to the Groove, Higher Standards, K Haring and Marley Natural product lines); (v) designs, drawings, sketches, blueprints, photographs, images, videos, films, models, charts, maps, marketing materials, brochures, and all other physical or electronic representations specific to any of the foregoing; and (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium).
“Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.
“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, capital gains, franchise, alternative or add-on minimum, estimated, sales, use, goods and services, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, employment, disability, payroll, license, employee or other withholding, contribution or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.
“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supplemental schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.
“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, Internet domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, (ii) all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and the right to obtain all renewals thereof, and (iii) all common-law rights related thereto.

“Transaction Documents” means (i) this Agreement and all schedules, attachments and exhibits hereto, (ii) the Modification Documents, (iii) the Bill of Sale/Assignment Agreement, (iv) the Patent Assignment, (v) the Trademark Assignment, (vi) the Power of Attorney, (vii) the Eyce Agreement Amendment; (viii) the DaVinci Agreement Amendment; and (ix) all other executed and delivered documents related thereto.
ARTICLE 2
PURCHASE AND SALE OF ASSETS
2.1Purchased Assets.
(a)Purchased Assets. On the terms and subject to the conditions contained in this Agreement, on the Closing Date, Buyer shall purchase from the Seller Parties, and the Seller Parties shall sell, convey, assign, transfer and deliver to Buyer, free and clear of all Liens, all right, title and interest of every kind and nature in the following assets (collectively, the “Purchased Assets”):
(i)the Proprietary Rights, including, but not limited, to the Patents, the Trademarks, the Copyrights, the domain names, the social media accounts, the websites and the user names listed on Schedule 2.1(a)(i);
(ii)the inventory listed on Schedule 2.1(a)(ii) (the “Purchased Inventory”);
(iii)the machinery, equipment, tools, dies, jigs, plates, molds, patterns, product samples, furniture, furnishings, displays, trade show booths and related materials, computers/laptops listed on Schedule 2.1(a)(iii) (collectively, the “Equipment”);
(iv)the Contracts listed on Schedule 2.1(a)(iv) (collectively, the “Assumed Contracts”); and
(v)the goodwill and other intangible assets associated with the items listed above.
(b)Excluded Assets. The Parties agree that the assets and properties of the Seller Parties that are unrelated to the Purchased Assets are not included in the Asset Acquisition and that only the assets and properties listed in this Agreement are included in Purchased Assets. The Parties further agree that any rights or obligations related to Mike’s Worldwide LLC dba Mike’s Worldwide Inc., shall not be a part of Asset Acquisition and shall managed as agreed upon by Warehouse and Eyce (the “MWI Matter”). The Parties further agree that the Patents and Trademarks identified on Schedule 2.1(a)(i) as unfiled, abandoned, expired, or denied are being sold, conveyed, assigned, and transferred by the Seller Parties to Buyer only to the extent the Seller Parties own or have claim to any right, title and interest in such Patents and Trademarks, and Buyer acknowledges and agrees that notwithstanding anything to the contrary in any of the Transaction Agreements, the Seller Parties make no representations or warranties regarding the right, title and interest in such Patents and Trademarks.

2.2Consideration. The consideration for the Purchased Assets shall consist of, among other things:
(a)The Modification Agreement;
(b)The amendment and restatement of that certain Secured Promissory Note dated September 22, 2023, made by the Seller Parties in favor of Buyer, including the reduction in the maximum principal amount due thereunder by $4,694,381.22 from $6,894,381.22 to $2,200,000.00 (the “Amended and Restated Secured Promissory Note”), where the reduced principal amount of said Amended and Restated Secured Promissory Note shall be increased to include the agreed upon Transaction Expenses as provided for in Section 6.5 and the accrued and unpaid interest owed to Buyer on the Secured Promissory Note prior to the date hereof;
(c)The amendment of the Eyce Agreement to reflect, among other things: (i) the remaining unpaid balance of the Financed Payment $437,500.00 to be made a part of the principal amount of the Amended and Restated Secured Promissory Note; (ii) the satisfaction of all obligations of all parties to the Eyce Agreement subject to certain limitations thereto; and (iii) the mutual release by the parties thereto of any and all matters directly related to the Eyce Agreement, including any and all employment, consulting or other individual matters involving Bruce Hoch and Charles Hoch, where such mutual release shall not relieve the parties of any confidentiality obligations or of any obligations under this Agreement, the other Transaction Documents, the Loan Documents (as modified by the Loan Modification Agreement) or any other document delivered therewith (the “Eyce Agreement Amendment”).
(d)The amendment of the DaVinci Agreement to reflect, among other things: (i) the cancellation ab initio of any shares of Common Stock (as defined in the DaVinci Agreement) issued or issuable to DaVinci and its Affiliates pursuant to the DaVinci Agreement, including written confirmation thereof (the “Share Cancelation”), (ii) the removal any Per Product Launch Amounts (as defined in the DaVinci Agreement) from the consideration payable to DaVinci under the DaVinci Agreement, (iii) the remaining unpaid amount owed to DaVinci $437,500.00 to be made a part of the principal amount of the Amended and Restated Secured Promissory Note; (iv) the satisfaction of all obligations of all parties to the Eyce Agreement subject to certain limitations thereto; and (v) the mutual release by the parties thereto of any and all matters directly related to the DaVinci Agreement, including any and all employment, consulting or other individual matters involving Cortney Smith and Shauntel Ludwig, where such mutual release shall not relieve the parties of any confidentiality obligations or of any obligations under this Agreement, the other Transaction Documents, the Loan Documents (as modified by the Loan Modification Agreement) or any other document delivered therewith (the “DaVinci Agreement Amendment”).
(e)The termination of that certain license granted by Eyce in favor of Borrower pursuant to the ORAFLEX IP Assignment (the “License Termination”).
(f)The termination and release of that certain Hoch Brands Consulting Agreement by and among Warehouse, Hoch Brands, LLC, Bruce Hoch and Charles Hoch (the “Termination Agreement”)

2.3Limited Assumption of Liabilities; Excluded Liabilities. Subject to the conditions specified in this Agreement, from and after the Closing Date, Buyer will not assume or in any way be responsible for any Liabilities of the Seller Parties or any other Liabilities unless otherwise indicated or listed whatsoever related to the ownership, operation or condition of the Purchased Assets at any time prior to the Closing Date, except as specifically provided below. From and after the Closing Date, Buyer will assume and agree to pay, defend, discharge and perform as and when due only the following specific Liabilities of the Seller Parties (the “Assumed Liabilities”):
(a)All Liabilities related to the Proprietary Rights only to the extent arising after the Closing Date; and
(b)All Liabilities of the Seller Parties under the Assumed Contracts only to the extent (i) not arising or related to the act or omission of the Seller Parties, any transaction, event or condition or any violation of law, breach of warranty, tort or infringement occurring during the Eyce Ownership Period for any Assumed Contracts solely related to Eyce or the DaVinci Ownership Period for any Assumed Contracts solely related to DaVinci or (ii) arising after the Closing Date for all other Assumed Contracts, including any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand related to subsections (i) and (ii).
Regardless of whether such Liability is disclosed herein or on any schedule hereto, Buyer will not assume or be liable for any Liabilities of the Seller Parties other than the Assumed Liabilities (all such Liabilities, other than the Assumed Liabilities, the “Excluded Liabilities”).
2.4Closing Transactions.
(a)Closing. On and subject to the terms set forth in this Agreement, the closing of the Asset Acquisition (the “Closing”) shall be conducted remotely by electronic means on the date hereof (the “Closing Date”).
(b)Closing Transactions. Subject to the conditions set forth in this Agreement, the Parties shall consummate the following “Closing Transactions” on the Closing Date:
(i)The authorizing resolutions of each Party for the Modification Agreement, this Agreement, the other documents related thereto and the transactions contemplated therein;
(ii)The execution and delivery by the Parties of the Modification Agreement, including the Amended and Restated Secured Promissory Note and other documents related thereto (collectively, the “Modification Documents”);
(iii)The execution and delivery by the Seller Parties of a bill of sale and assignment and assumption agreement for the relevant Purchased Assets, in the form attached to Exhibit A (the “Bill of Sale/Assignment Agreement”);

(iv)The execution and delivery by the Parties of a patent assignment agreement for the relevant Purchased Assets, in the form attached to Exhibit B (the “Patent Assignment”);
(v)The execution and delivery by the Parties of a trademark assignment agreement for the relevant Purchased Assets, in the form attached to Exhibit C (the “Trademark Assignment”);
(vi)The execution and delivery by the Parties of an intellectual property assignment agreement for the relevant Purchased Assets, in the form attached to Exhibit D (the “IP Assignment”);
(vii)The execution and delivery by the Seller Parties of a limited power of attorney to facilitate the sale, conveyance, assignment, transfer and delivery to Buyer of the Purchased Assets, in the form attached to Exhibit E (the “Power of Attorney”);
(viii)The execution and delivery of the Eyce Agreement Amendment by the parties thereto, in the form attached to Exhibit F;
(ix)The execution and delivery of the DaVinci Agreement Amendment by the parties thereto, in the form attached to Exhibit G;
(x)The execution and delivery of the License Termination by Eyce and Warehouse, in the form attached to Exhibit H;
(xi)The execution and delivery of the Termination Agreement by Warehouse, Hoch Brands, LLC, Bruce Hoch and Charles Hoch, in the form attached to Exhibit I; and
(xii)The execution and delivery of such other instruments of sale, transfer, assignment, conveyance and delivery, warranty assignments of leases, assignments, and all other instruments of conveyance which are necessary or desirable to effect the transfer to Buyer of good and marketable title to the Purchased Assets (free and clear of all Liens), it being understood that all of the foregoing shall be reasonably satisfactory in form and substance to Buyer and its counsel.
2.5Transition and Post-Closing Acknowledgements and Covenants. As part of the Asset Acquisition, the Parties acknowledge and agree that the Parties shall use their commercially reasonable efforts to transfer ownership of the Purchased Assets and to transition the information and the services, as indicated in the Schedules where such transition efforts shall include, but are not limited to, the following:
(a)Transfer by the Seller Parties of registered owner information for the domain names, social media accounts, and websites and user names as listed in Schedule 2.1(a)(i) to Buyer immediately after the Closing, where the notices, requests, applications or other submissions related to said transfer shall be submitted no later than five (5) business days after the Closing Date (or such additional timeframe in the event that Buyer has failed to establish the requisite merchant accounts or other registrations); provided, that such transfers shall be completed no later than sixty (60) days after the Closing Date;
(b)Substitution of the bank account information for that of Buyer for the domain names, social media accounts, and websites and user names as listed in Schedule 2.1(a)(i) immediately after the Closing, where the notices, requests, applications or other submissions related to said transfer shall be submitted no later than five (5) business days after the Closing Date (or such additional timeframe in the event that Buyer has failed to establish the requisite merchant accounts or other registrations); provided, that such substitutions shall be completed no later than sixty (60) days after the Closing Date;
(c)Transfer by the Seller Parties of any and all product information for any and all products acquired by Buyer immediately after the Closing, where the notices, requests, applications or other submissions related to said transfer shall be submitted no later than five (5) business days after the Closing Date (or such additional timeframe in the event that Buyer has failed to establish the requisite merchant accounts or other registrations), including, but not limited to: (i) all GS1 prefixes for any and all products acquired by Buyer as indicated in Schedule 2.1(a)(iv); (ii), any and all products acquired by Buyer, including those contained within the Amazon Brand Registry, Transparency Program; and (iii) Shopify and other websites as listed in Schedule 2.1(a)(i); provided, that such transfers shall be completed no later than sixty (60) days after the Closing Date;
(d)Access to any facilities holding any Purchased Inventory at such dates and times mutually agreed upon by the Parties;
(e)Pickup by Buyer at such dates and times mutually agreed upon by the Parties of the relevant Purchased Assets;
(f)Transfer by the Seller Parties to Buyer via Dropbox, SharePoint or such other file transfer platform immediately after the Closing but no later than five (5) business days after the Closing Date of: (i) any Proprietary Rights or other Purchased Assets; (ii) copies of any electronic records, files or information specific to the Proprietary Rights or other Purchased Assets; and (iii) any other information agreed upon by the Parties; provided, that such transfers shall be completed no later than thirty (30) days after the Closing Date
(g)Grant by Buyer of a preliminary distribution agreement for six (6) months in accordance with the terms set forth on Exhibit J;
(h)Responsibility of the Seller Parties of all merchandise returns and warranty claims for any products sold during the Eyce Ownership Period and the DaVinci Ownership Period (as the case may be);
(i)Acknowledge and consent to the engagement by Buyer of intellectual property counsel used by the Seller Parties to facilitate the transfer, maintenance, preservation and restoration of the Proprietary Rights, including the waiver of any conflicts of representation with said intellectual property counsel and the consent to transfer all files, documents, materials and other information related to the Proprietary Rights;
(j)Employment or retention by Buyer of one or more current or former employees, consultants or independent contractors of the Seller Parties according to the timelines outlined in Schedule 2.5(j) relating to Shauntel Ludwig, Richard Miguel, Audrey Stretch, LeAnn Tesarski and Josh Wang, where the Seller Parties waive and release Buyer from any Liabilities related to such employment or retention;
(k)Mutual agreement that the Parties shall not in any manner take any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, suppliers, vendors, service providers, employees, lessors, licensors and other business relations from maintaining their business relationships with the Seller Parties (in the case of Buyer) or from establishing their business relationships with Buyer (in the case of the Seller Parties) after the Closing Date;
(l)Acknowledgement and agreement that each of the Parties works with the same manufacturers, suppliers and distributors, sells to the same customers, attends the same industry conferences, conventions and events, and otherwise operates within the same industry and that, based on the foregoing, each of the Parties agrees to act in good faith vis-à-vis each other and is allowed to conduct their business freely; and
(m)Acknowledgement and agreement by the Seller Parties to cancel ab initio any shares of Common Stock (as defined in the DaVinci Agreement) issued or issuable to DaVinci and its Affiliates pursuant to the DaVinci Agreement, including the sole responsibility of the Seller Parties to communicate with or instruct the transfer agent and other parties with respect to said cancellation, where the Seller Parties shall use commercially reasonable efforts to confirm said cancellation in writing within fifteen (15) days after the Closing Date and where Buyer acknowledges and agrees to execute any agreements, instruments or other documents reasonably related thereto.
(n)Allocation. Within thirty (30) days of the Closing Date, the Seller Parties shall deliver to Buyer the allocation of the Purchase Price and any other amounts treated as additional consideration for Tax purposes as of the Closing Date (the “Allocation”). Within ten (10) days after receipt of the Allocation, Buyer shall deliver to the Seller Parties a written statement describing its specific objections (if any) to the allocations set forth in the Allocation (the “Allocation Objection Notice”). If Buyer does not raise any objections within such period, the Allocation will become final and binding upon all of the Parties. If Buyer delivers a timely Allocation Objection Notice, the Parties shall resolve such objections through the good faith negotiations within fifteen (15) days after the delivery of the Allocation Objection Notice.
2.6Nonassignable Contracts. The Seller Parties shall use commercially reasonable efforts to obtain all consents and approvals necessary to assign to Buyer any Assumed Contract that is included and specifically listed in the Purchased Assets. To the extent that the assignment hereunder by the Seller Parties to Buyer of any Assumed Contract is not permitted or is not permitted without the consent of any other party to the Assumed Contract, this Agreement shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Buyer shall assume no Liabilities thereunder. If any such consent is not obtained or if such assignment is not permitted irrespective of consent, after the Closing, the Seller Parties shall continue to cooperate with Buyer’s efforts to obtain such consents and shall cooperate with Buyer in establishing an arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under the Assumed Contracts at the expense of the Seller Parties.
2.7No Successor Liability. The Parties acknowledge and agree that it is the intent of the Parties that (a) Buyer shall not be deemed to be to the successor of any of the Seller Parties or the continuation or substantial continuation of any of the Seller Parties, and (b) Buyer shall not be liable or have any Liability for any acts or omissions of any of the Seller Parties with respect to the conduct of their business. The Parties have been represented by separate counsel and have entered into this Agreement and the other Transaction Documents pursuant to arm’s-length negotiations.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”), as a material inducement to Buyer to enter into this Agreement, the Seller Parties hereby jointly and severally represent and warrant to Buyer that:
3.1Organization and Power. Warehouse is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Greenlane is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement, including the Asset Acquisition, nor is the allocation of consideration by the Seller Parties with respect to the transactions contemplated hereby, including the Asset Acquisition, being made with the intent to hinder, delay or defraud either present or future creditors of the Seller Parties or any of their Subsidiaries.
3.2Authorization of Transaction. The Seller Parties have full power and authority to execute and deliver the Transaction Documents to which they are a party and to consummate the transactions contemplated hereby and thereby. No other corporate or limited liability company proceedings on the part of Seller Parties or approvals of their stockholders or members, as applicable, are necessary to approve and authorize the execution and delivery of this Agreement or the other Transaction Documents to which the Seller Parties are a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other Transaction Documents to which the Seller Parties are a party have been duly executed and delivered by the Seller Parties and constitute the valid and binding agreement of the Seller Parties, enforceable against the Seller Parties in accordance with their terms.

3.3No Violation; Absence of Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Asset Acquisition, by the Seller Parties do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Purchased Assets, or (f) except as may be required pursuant to applicable securities law, require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other Governmental Authority, under the provisions of the constitutive documents of the Seller Parties or any Contract to which the Purchased Assets are bound or affected, or any law, statute, rule or regulation to which any of the Seller Parties or any of the Purchased Assets is subject or any judgment, order or decree to which the Seller Parties are subject.
3.4Governmental Authorities and Consents. Except as set forth on Schedule 3.4 of the Disclosure Schedules, the Seller Parties are not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution or delivery by it of this Agreement and the other Transaction Documents to which the Seller Parties are parties or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any Governmental Authority or any other party or person is required to be obtained by the Seller Parties in connection with its execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller Parties are parties or the transactions contemplated hereby or thereby.
3.5Title to Purchased Assets; Sufficiency of Assets. The Seller Parties own valid title, free and clear of all Liens, to all of the personal property and assets and all intangible personal property and assets included within the Purchased Assets (other than Proprietary Rights held pursuant to a license), except for Liens for current Taxes not yet due and payable and Liens in favor of Buyer. Except as disclosed on Schedule 3.5 of the Disclosure Schedules, at the Closing, the Seller Parties will convey valid title to the Purchased Assets, free and clear of all Liens.
3.6Taxes. Except as set forth on Schedule 3.6 of the Disclosure Schedules, (a) all Taxes payable with respect to the Purchased Assets have been timely paid in full; (c) no audit or other proceeding with respect to any Taxes with respect to the Purchased Assets is currently in progress, or has been proposed or threatened in writing; (c) the Seller Parties have not received written notice of any Tax deficiency outstanding, proposed or assessed, nor has Seller executed any waiver of any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to a Tax assessment, collection or deficiency, in each case, with respect to the Purchased Assets; (d) there are no Liens for Taxes upon any of the Purchased Assets; and (e) none of the Purchased Assets constitutes equity interests in any Person for U.S. federal income tax purposes.

3.7Contracts and Commitments.
(a)Except as specifically contemplated by this Agreement and except as set forth in Schedule 3.7(a) of the Disclosure Schedules, with respect to the Purchased Assets, the Seller Parties are not bound by, whether written or oral, any:
(i)Contract which prohibits the design, manufacturing, marketing, distribution or sale of any of the Purchased Assets anywhere in the world;
(ii)Contract for the exclusive distribution, marketing or sales of the Purchased Assets; and/or
(iii)Contract relating to the acquisition or sale of the Purchased Assets (or any material portion thereof);
(iv)other Contract material to the Purchased Assets, whether or not entered into in the Ordinary Course of Business.
(b)The Seller Parties have provided Buyer with a true and correct copy of all written Contracts which are required to be disclosed on Schedule 3.7(a) of the Disclosure Schedules, in each case together with all amendments, waivers or other changes thereto (all of which are disclosed on Schedule 3.7(a) of the Disclosure Schedules). Schedule 3.7(a) of the Disclosure Schedules contains an accurate and complete description of all material terms of all oral Contracts referred to therein.
3.8Proprietary Rights.
(a)Schedule 3.8(a) of the Disclosure Schedules sets forth the list of: (i) (A) issued Patents and Patent applications that are a part of the Purchased Assets, (B) registered Trademarks and Trademark applications that are a part of the Purchased Assets, (C) domain names, social media accounts, websites and user names that are a part of the Purchased Assets, and (D) registrations and applications for registration with respect to Copyrights, in each case that are a part of the Purchased Assets; (ii) material unregistered patents and trademarks that are a part of the Purchased Assets; (iii) all material unregistered copyrights and computer software (except off-the-shelf software) that are a part of the Purchased Assets; and (iv) licenses or similar agreements or arrangements with respect to the Purchased Assets, either as licensee or licensor, in each case identifying the subject Proprietary Rights. Upon the filing and acceptance of the Patent Assignment and Trademark Assignment, the Copyrights, Patents, and Trademarks owned or used by the Seller Parties with respect to the Purchased Assets immediately prior to the Closing will be owned or available for use on substantially identical terms and conditions by Buyer.
(b)Except as set forth in Schedule 3.8(b) of the Disclosure Schedules, to the Knowledge of the Seller Parties: (i) the Seller Parties own and possess all right, title and interest in and to the Patents, Trademarks, and Copyrights identified on (or required to be identified on) Schedule 3.8(a) of the Disclosure Schedules, free and clear of all Liens; (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, is threatened; (iii) the Seller Parties have not received any notices of claims of any infringement with respect to any Proprietary Rights which are a part of the Purchased Assets (including any demand or request that the Seller Parties license rights from a third party); and (iv) the ownership of the Purchased Assets during the Eyce Ownership Period and the DaVinci Ownership Period (as the case may be), including the manufacture, distribution, importation and sale of products by the Seller Parties, has not infringed, misappropriated or otherwise conflicted with any intellectual property rights or other proprietary rights of any third parties.
3.9Litigation; Proceedings. Except as set forth in Schedule 3.9 of the Disclosure Schedules, to the Knowledge of the Seller Parties, there are no pending actions, suits, proceedings, orders, judgments, decrees or investigations pending or threatened against or affecting the Seller Parties that could, individually or in the aggregate, adversely affect: (a) the Purchased Assets or the ownership thereof at law or in equity; or (b) the ability of the Seller Parties to perform its obligations under this Agreement and the other Transaction Documents to which the Seller Parties are a party or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Schedule 3.9 of the Disclosure Schedules, the Seller Parties are not, with respect to the Purchased Assets, subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.
3.10Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement, including the Asset Acquisition, based on any Contract made by or on behalf of the Seller Parties.
3.11Compliance with Law. Except as set forth in Schedule 3.11 of the Disclosure Schedules, during the Eyce Ownership Period and the DaVinci Ownership Period (as the case may be), to the Knowledge of the Seller Parties, the Seller Parties have not received verbal or written notice of any proposed action, suit, proceeding, order, judgment, decree or investigation with respect to the failure of the Seller Parties to comply with any laws applicable to the Purchased Assets, including but not limited to, as applicable, the Controlled Substances Act of 1970, 21 U.S.C. Section 801, et seq., any regulations promulgated pursuant thereto, and the laws and regulations of each U.S. state, including to state laws and regulations concerning cannabis.
3.12Disclosure. Neither this Agreement, the other Transaction Documents nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading. There is no fact which has not been disclosed to Buyer of which the Seller Parties have Knowledge which has a Material Adverse Effect on the Purchased Assets or could reasonably be anticipated to have a Material Adverse Effect on the Purchased Assets.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
As a material inducement to the Seller Parties to enter into this Agreement, Buyer hereby represents and warrants to the Seller Parties that:
4.1Organization and Corporate Power. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.
4.2Authorization of Transaction. Buyer has full power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The managers and the members of Buyer have duly approved this Agreement and all other Transaction Documents to which Buyer is a party and have duly authorized the execution and delivery of this Agreement and all other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. No other limited liability company proceedings on the part of Buyer or approvals of its managers or members, as applicable, are necessary to approve and authorize the execution and delivery of this Agreement or the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other Transaction Documents to which it is a party have been duly executed and delivered by Buyer and constitute the valid and binding agreement of Buyer, enforceable against Buyer in accordance with their terms.
4.3No Violation; Absence of Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Asset Acquisition, by Buyer do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, or (e) except as may be required pursuant to applicable securities law, require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other Governmental Authority, under the provisions of the constitutive documents of Buyer or any Contract to which Buyer is bound, or any law, statute, rule or regulation to which Buyer is subject or any judgment, order or decree to which Buyer is subject.
4.4Governmental Authorities and Consents. Buyer is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution or delivery by it of this Agreement and the other Transaction Documents to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any Governmental Authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party or the transactions contemplated hereby or thereby.
4.5Litigation. There are no pending actions, suits, proceedings, orders, judgments, decrees or investigations pending or, to the Knowledge of Buyer, threatened against or affecting

Buyer that could, individually or in the aggregate, adversely affect Buyer’s ability to perform under this Agreement and the other Transaction Documents to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby.
4.6Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.
ARTICLE 5
SURVIVAL, WAIVERS, RELEASES AND INDEMNIFICATION
5.1Survival.
(a)Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements set forth in this Agreement, the other Transaction Documents or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 5.2(a) or Section 5.2(b) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date, in which case such representation, warranty, covenant or agreement shall survive as to such claim until such claim has been finally resolved, without the requirement of commencing an action in order to extend such survival period or preserve such claim. For purposes of this Agreement, the term “Applicable Limitation Date” shall mean the twelve (12) month anniversary of the Closing Date.
(b)Fraud or Willful Misconduct. Notwithstanding anything in this Section 5.1 to the contrary, in the event of any breach of a representation or warranty by a Party that constitutes fraud or willful misconduct, the representation or warranty shall survive consummation of the transactions contemplated in this Agreement and continue in full force and effect until the expiration of the applicable statute of limitations.
5.2Indemnification.
(a)Indemnification by the Seller Parties. The Seller Parties shall jointly and severally save, defend, indemnify and hold harmless Buyer, its Affiliates and their respective officers, directors, employees, principals, members, stockholders, agents, auditors, bankers, and other representatives and successors and assigns of the foregoing (collectively, the “Buyer Indemnified Parties”) and shall compensate and or reimburse each such Buyer Indemnified Party in respect of any loss Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, awards, judgements, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys’ fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, “Losses” and individually, a “Loss”) which any such Buyer Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

(i)the material breach of any representation or warranty made by the Seller Parties contained in this Agreement, the other Transaction Documents, any exhibit or schedule hereto or any certificate delivered by the Seller Parties, as applicable, to Buyer with respect hereto or thereto in connection with the Closing (without giving effect to any limitations or qualifications related to materiality);
(ii)the material breach of any covenant or agreement made by the Seller Parties, as applicable, contained in this Agreement, the other Transaction Documents, any exhibit or schedule hereto or any certificate delivered by the Seller Parties, applicable, to Buyer with respect hereto or thereto in connection with the Closing (without giving effect to any limitations or qualifications related to materiality); or
(iii)any Excluded Liability (or the assertion (whether or not successful) of any action, demand, proceeding, investigation or claim by any third party or Governmental Authority against Buyer relating to, resulting from, in connection with, incidental to or by virtue of any Excluded Liability).
(b)Indemnification by Buyer. Buyer shall save, defend, indemnify and hold harmless the Seller Parties, their Affiliates and their respective officers, directors, employees, principals, members, stockholders, agents, auditors, bankers, and other representatives and successors and assigns of the foregoing (collectively, the “Seller Indemnified Parties”) and shall compensate and or reimburse each such Seller Indemnified Party in respect of any Loss which any such Seller Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:
(i)the material breach of any representation or warranty made by Buyer contained in this Agreement, the other Transaction Documents, any exhibit or schedule hereto or any certificate delivered by Buyer to the Seller Parties with respect hereto or thereto in connection with the Closing (without giving effect to any limitations or qualifications related to materiality); or
(ii)the material breach of any covenant or agreement made by Buyer contained in this Agreement, the other Transaction Documents, any exhibit or schedule hereto or any certificate delivered by Buyer to the Seller Parties with respect hereto or thereto in connection with the Closing (without giving effect to any limitations or qualifications related to materiality).
(c)Limitation on Indemnity. Notwithstanding anything to the contrary contained in this Agreement, except for any Losses arising out of fraud or willful misconduct, the indemnification provided for in Section 5.2(a) or Section 5.2(b) is subject to the following limitations:
(i)the Seller Parties or Buyer, as the case may be, shall not be liable for any claim for indemnification pursuant to Section 5.2(a) or Section 5.2(b), as the case may be, unless and until the aggregate amount of the Losses which may be recovered equals or exceeds Twenty Thousand Dollars ($20,000.00); and

(ii)the Seller Parties or Buyer, as the case may be, shall not be liable for any indemnifiable Losses exceeding the maximum aggregate amount of Five Hundred Thousand Dollars ($500,000.00).
(d)Procedure. If a Party seeks indemnification under this Article 5, such party (the “Indemnified Party”) shall give written notice to the other Party (the “Indemnifying Party”) after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the Liability or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article 5, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to at its option to control the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party’s claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense.
(e)Exclusive Remedy. Except with respect to (i) fraud or willful misconduct by the Seller Parties, remedies which cannot be waived as a matter of applicable law, (ii) any other provision of this Agreement which specifically permits equitable or injunctive relief or (iii) any provision of the Loan Modification Agreement, the remedies provided in this Article 5 shall be the exclusive remedies of the Parties after the Closing in connection with the transactions contemplated by this Agreement.
ARTICLE 6
ADDITIONAL AGREEMENTS
6.1Tax Matters. Buyer and the Seller Parties shall cooperate fully, as and to the extent reasonably requested by either Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes related to the Purchased Assets. Such cooperation shall include the retention and (upon any Party’s reasonable request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller Parties agree (a) to retain all books and records with respect to Tax matters and pertinent to the Purchased Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, the Seller Parties shall allow Buyer to take possession of such books and records.
6.2Press Releases and Announcements. At and prior to the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Seller Parties shall be issued without the mutual approval of the Parties, except for any public disclosure which is required by law or regulation.
6.3Further Transfers. The Seller Parties shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets and any other transactions contemplated hereby. The Seller Parties will execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Purchased Assets. Buyer will execute and deliver such further instruments and take such additional actions as the Seller Parties may reasonably request to effect, consummate, confirm or evidence the assumption by Buyer of the Assumed Liabilities.
6.4Specific Performance. The Parties each acknowledge that the Purchased Assets are unique and recognize and affirm that in the event of a breach of this Agreement by such party, money damages may be inadequate and Buyer or the Seller Parties, as applicable, may have no adequate remedy at law. Accordingly, Buyer and the Seller Parties agree that the other Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce their rights and the obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.
6.5Expenses. The Seller Parties shall be responsible for and shall pay to Buyer $153,687.50 for attorneys’ fees and costs incurred by Buyer in connection with this Agreement, and the Seller Parties shall provide such payment to Buyer as set forth in the Modification Agreement.
6.6Confidentiality.
(a)Confidentiality. Each Party hereto agrees that such Party: (i) shall protect and safeguard the confidentiality of all such Confidential Information of the other Parties with at least the same degree of care as such Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (ii) shall not disclose or use such Confidential Information to the detriment of the other Parties; and (iii) if there is a discovery that any Confidential Information has been used, disseminated or published in violation of this Agreement, promptly notify the other Parties, take commercially reasonable actions available to minimize the impact of the use, dissemination or publication and take commercially reasonable steps to prevent any further breach of the confidentiality obligations of this Agreement. Notwithstanding any provisions of this Agreement to the contrary, the Parties hereto acknowledge and agree that the obligations of confidentiality provided for in this Section 6.6 shall continue to apply in full force and effect in accordance with its terms following the Closing.

(b)Remedy for Breach. Each Party acknowledges and agrees that in the event of a breach by another Party of any of the provisions of this Section 6.6, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the non-breaching Party and/or its respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages and the other Parties each waive any defense in any such action that a remedy at law would be adequate.
(c)Enforcement. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.6 is invalid or unenforceable, each Party agrees that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
(d)Acknowledgment. Each Party acknowledges and agrees that (i) the restrictions contained in this Section 6.6 are reasonable in all respects (including with respect to subject matter, time period and geographical area) and are necessary to protect the other Party’s interests, and (ii) each Party would not have consummated the transactions contemplated hereby without the restrictions contained in this Section 6.6.
6.7Access to Information. After Closing, upon reasonable notification from Buyer, the Seller Parties shall make available to Buyer and its representatives reasonable access to the books and records of the Seller Parties with respect to the transfer of the Purchased Assets and the related obligations of the Seller Parties after the Closing, including but not limited to, any records or actions reasonably requested by Buyer to assist Buyer calculating the credits and debits to the Purchased Inventory.
6.8Insurance. The Parties agree that insurance coverage applicable to the Purchased Assets for periods prior to Closing is maintained by the Seller Parties and, except as otherwise set forth herein, the insurance policies governing the Purchased Assets are not being transferred to Buyer at Closing.
ARTICLE 7
MISCELLANEOUS
7.1Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon either Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement.

7.2Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (b) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
if to Buyer, to:
Synergy Imports LLC
289 Pilot Road
Las Vegas, NV
Attention:     Charles Hoch, Manager
Email:
Attention:     Cortney Smith, Manager
Email:
with a copy (which shall not constitute notice) to:
Ballard Spahr LLP
1980 Festival Plaza Drive, Suite 900
Las Vegas, NV 89135
Attention:    Robert C. Kim
Email:    kimr@ballardspahr.com
if to the Seller Parties, to:
Greenlane Holdings, Inc.
Warehouse Goods LLC
1095 Broken Sound Pkwy NW Suite 100
Boca Raton, FL 33487
Attention:     Craig Snyder, Chief Executive Officer
Email:
Attention:     Lana Reeve, Chief Financial and Legal Officer
Email:
with a copy (which shall not constitute notice) to:
Blank Rome LLP
125 High Street, 3rd Floor
Boston, MA 02110-1624
Attention:     Robert Petitt
Email:         robert.petitt@blankrome.com

7.3Binding Agreement; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Seller Parties without the prior written consent of Buyer (which consent shall not be unreasonably withheld) or by Buyer without the prior written consent of Greenlane or Warehouse (which consent shall not be unreasonably withheld).
7.4Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law or rule in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provisions or the remaining provisions of this Agreement, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
7.5Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” shall mean including without limitation. The disclosures on the Disclosure Schedules relate to specific representations and warranties and, to the extent it is reasonably apparent from the reading of such disclosure, such other representations and warranties contained herein. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. In addition, each of the Parties acknowledges and agrees that any purchase price adjustments as a result of the application of any provision of this Agreement or any other of the Transaction Documents do not prejudice or limit in any respect whatsoever any Party’s rights to indemnification under any other provision of this Agreement or any other Transaction Document or pursuant to any other applicable requirement of law.
7.6Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.
7.7Entire Agreement. The schedules identified in this Agreement are incorporated herein by reference and made part of this Agreement. This Agreement (including the exhibits and schedules identified herein) and the other Transaction Documents contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof and thereof in any way, including the Letter of Intent, dated March 22, 2024, signed by the Parties. Notwithstanding any oral agreement or course of conduct of the Parties or their representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.
7.8Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
7.9Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.
7.10Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person, other than the Parties and their respective successors and assigns, any rights or remedies under or by virtue of this Agreement.
7.11CONSENT TO JURISDICTION. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN CLARK COUNTY, NEVADA, AND NOT IN ANY OTHER STATE OR FEDERAL COURT IN THE UNITED STATES OF AMERICA OR ANY COURT IN ANY OTHER COUNTRY. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.
7.12Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
7.13Waiver. No failure or delay of any Party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any Party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.
7.14Delivery by Facsimile or Electronic Transmission. This Agreement may be executed by facsimile or .pdf signature, and a facsimile or .pdf signature shall constitute an original for all purposes.
7.15Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.
BUYER:
Synergy Imports LLC

By:
Name:    Charles Hoch
Its:    Manager
By:
Name:    Cortney Smith
Its:    Manager
SELLER PARTIES:
Greenlane Holdings, Inc.
By:
Name:    Craig Snyder
Its:    Chief Executive Officer

Warehouse Goods LLC
By:
Name:    Craig Snyder
Its:    Chief Executive Officer